PRICING SUPPLEMENT NO. 39                                     Rule 424(b)(3)
DATED: March 12, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes      Book Entry Notes
$100,000,000                     [x]                      [x]

Original Issue Date:             Fixed Rate Notes         Certificated Notes
March 17, 1998                   [_]                      [_]

Maturity Date:
March 17, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                             Optional            Optional
                         Redemption          Repayment           Repayment
Redeemable On            Price(s)            Date(s)             Price(s)
-------------            -----------         ---------           ----------

N/A                      N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%

*        The 17th of each month.

**       The 17th of each month.

*** The one-month LIBOR rate on March 13, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


                                        2

NYFS04...:\25\22625\0122\2041\SUP3138T.530